                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                   JURISDICTION
                                                                                       OF
                                   SUBSIDIARY                                      INCORPORATION
---------------------------------------------------------------------------------  -----------
Midway Home Entertainment Inc....................................................  Delaware
Midway Interactive Inc...........................................................  Delaware
Williams/Nintendo Inc............................................................  Delaware
Atari Games Corporation..........................................................  California
Atari Interactive (California) Inc...............................................  California
K.K. Atari Interactive...........................................................  Japan
[OTHERS]